Exhibit 99.1

May 22, 2026

Major Announcement: US$4.0 Billion Valuation and a US$10.00 Per Share Reference Price, AGAE to Issue Shares to Acquire HyalRoute, a Scarce Southeast Asian Fiber-Optic Infrastructure Leader, Transforming into a Global AI Optical Network Platform Combining “Optical Compute + Optical Transmission”

NEW YORK, May 22, 2026 (GLOBE NEWSWIRE) -- All In FutureTech Alliance Inc. (Nasdaq: AGAE) (“AIFA” or the “Company”) today announced that the Company has entered into a package of transaction definitive agreements to acquire an aggregate 57.67% controlling interest in HyalRoute Fiber-Optic Communication Group (“HyalRoute”). This acquisition marks a major milestone in AIFA’s transformation into a global technology operating platform with “optics-centered” AI infrastructure.

1. US$10.00 Per Share Reference Price: AIFA Board and Management’s Strategic Reassessment of the Company’s Value and Market Recognition

Based on an overall valuation of US$4.0 billion for HyalRoute, the total consideration for the acquisition of a 57.67% controlling interest is US$2.3068 billion, payable entirely through the issuance of newly issued AGAE common shares. For purposes of calculating the number of consideration shares, the issuance price is uniformly set at a reference price of US$10.00 per share.

The transaction structure adopts a phased payment mechanism using unregistered consideration shares, with corresponding asset delivery milestones designed to provide substantial protection for the interests of the buyer, AGAE.

The share issuance reference price has been unanimously accepted by all sellers in the transaction, which strongly reflects the parties’ confidence in the Company’s strategic value as an “optics-centered AI infrastructure” platform and in the underlying asset value of HyalRoute. This is not merely an asset acquisition; it is also a clear statement of confidence by AGAE’s Board, management, and the asset sellers in the Company’s future value.

2. Overview of HyalRoute Fiber-Optic Communication

HyalRoute Group is one of the largest fiber-optic transmission and optical compute companies in emerging markets. After nearly 20 years of development, and supported by the current wave of AI-driven demand, HyalRoute has become an extremely scarce infrastructure resource in the market.

HyalRoute owns a pan-ASEAN fiber-optic network totaling approximately 85,000 kilometers, including approximately 35,000 kilometers of completed fiber-optic network in the Philippines. In Cambodia, HyalRoute owns approximately 23,000 kilometers of fiber-optic network, achieving 100% coverage across all 25 provinces and municipalities. It is the only owner of directly buried backbone optical networks and metropolitan optical networks in Cambodia, and holds a 35-year telecommunications operating license. In other ASEAN countries, including Myanmar, Laos, Thailand and others, HyalRoute has built approximately 26,000 kilometers of fiber-optic backbone networks, and enables cross-border transmission scheduling through interconnection nodes in Singapore and Malaysia.

As an official consortium member of the AAE-1 submarine cable system, HyalRoute Group owns 1,700 Gbps of capacity in submarine cable resources spanning Asia, Africa and Europe, with a total length of approximately 25,000 kilometers. HyalRoute also wholly owns the Cambodia landing station. This landing station is a critical communications node connecting China with Europe and North America, and Southeast Asia with the Middle East, and has significant strategic value for cross-border optical transmission.

At the same time, HyalRoute Group is developing a compute center in ASEAN using the latest 2026-generation silicon photonics co-packaged optics (CPO) architecture. The center is expected to deploy NVIDIA Vera Rubin flagship GPU clusters, with FP8 compute capacity of up to 400 PFLOPS, combined with a fully silicon photonics-based high-speed CPO interconnect network and immersion liquid cooling system, with target PUE as low as 1.08–1.10. The center is designed to support trillion-parameter large-model training and inference, with optical resource utilization expected to exceed 90%.

Based on partially audited reports and financial statements for the period from 2016 through 2025, HyalRoute Communication Group Limited demonstrated strong operating performance prior to its proposed New York Stock Exchange listing filing. Its revenue increased from approximately US$200 million in 2016 to approximately US$355 million in 2019. During this period, the company maintained strong profitability, with EBITDA reaching approximately US$268 million in 2019.

During the COVID-19 pandemic, the company’s operating performance was affected, with revenue declining to approximately US$138 million in 2020 and approximately US$135 million in 2021. In recent years, however, the company’s business has shown signs of rapid recovery. Revenue increased from approximately US$120 million in 2024 to approximately US$219 million in 2025, while net income increased from approximately US$60.2 million in 2024 to approximately US$108.5 million in 2025.

According to a recent valuation report issued by independent third-party valuation firm Pinetree Advisory and Valuation Limited, using a cross-check methodology based on the market approach and income approach, HyalRoute Group’s appraised value is US$4.3 billion. Over the past year, prices of physical fiber-optic assets have increased by more than 600%, while the revaluation of physical asset value has added nearly US$2.0 billion in value. The current valuation represents more than 30% potential recovery upside compared with HyalRoute Group’s US$3.3 billion valuation in the 2024 Hurun Global Unicorn Index. It also represents an approximately 46% to 57% discount to the US$8.0 billion to US$10.0 billion valuation range estimated by Goldman Sachs, Bank of America Merrill Lynch, and Morgan Stanley at the time of HyalRoute Group’s proposed NYSE listing application in 2019.

3. AIFA Chairman and Chief Executive Officer James Li stated:

“This transaction represents the most important milestone in AIFA’s strategic transformation. Since 2023, after nearly three years of negotiations and due diligence, we have finally signed this agreement after resolving shareholder disagreements and addressing corporate governance and compliance risks. We are focused on a dual-engine strategy of acquiring infrastructure assets with long-term strategic value and developing AI application products. HyalRoute’s fiber-optic backbone networks and metropolitan optical networks, cross-border transmission capabilities, and submarine cable connectivity resources are highly complementary to our self-developed AIFA silicon photonics compute and storage center designed to serve global markets.

Since 2026, global AI data center construction has accelerated, driving a sharp increase in demand for fiber-optic transmission. As a result, fiber-optic communications infrastructure has undergone a strategic shift from serving as the “communications bloodstream” to becoming a foundational layer for compute infrastructure.

We believe fiber-optic communications infrastructure will continue to play a foundational role in supporting the next generation of global data transmission, AI computing, enterprise connectivity, cloud services, data centers, and digital infrastructure development. Fiber networks are the transmission layer of the digital economy. As data traffic, bandwidth consumption, and international connectivity demand continue to grow, access to scalable cross-border optical network capacity is becoming increasingly important.

Capital markets are increasingly recognizing the strategic importance of optical and photonic technologies, as reflected by recent investor attention to Lumentum, Corning, and other leading companies in the optical networking sector. We believe HyalRoute provides the Company with an opportunity to access a complementary layer of the optical communications value chain, including physical fiber-optic infrastructure, cross-border data transmission, submarine cable capacity, and cross-border metropolitan optical networks with international gateway connectivity. Together with HyalRoute’s own compute centers and the Company’s planned shared compute and storage center, these assets are expected to form a fully optical infrastructure closed loop.

AIFA will enter a long-duration infrastructure sector that supports global data and computing movement, cloud connectivity, enterprise networks, and future digital infrastructure demand.”

About All In FutureTech Alliance Inc.（AIFA）

All In FutureTech Alliance Inc. (Nasdaq: AGAE), formerly known as Allied Gaming & Entertainment Inc, is growth-oriented company undergoing a strategic transformation from a global experiential entertainment business into an AI-focused digital infrastructure platform. The Company is pursuing opportunities in artificial intelligence infrastructure, silicon photonics-enabled compute, cross-border fiber-optical network transmission, digital infrastructure services, and technology-enabled growth initiatives. Through its proposed AIFA strategic platform, AIFA aims to build an integrated ecosystem combining AI compute capacity, fiber-optic network infrastructure, AI education and AI applications to support long- term value creation.

For detail information about HyalRoute Communication, please visit:

https://alliedgaming.gg/contentList/detail?id=2057003746961002498

Forward Looking Statements

This press release contains certain forward-looking statements under federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements include, but are not limited to, statements regarding the Company’s intention to request a hearing before the Panel; the expected stay of any suspension or delisting action pending such hearing; the Company’s ability to present a compliance plan and restore compliance with the Minimum Bid Price Requirement; and the Company’s ability to file the Delinquent 10-K. These forward-looking statements are based on current expectations, estimates, assumptions, and projections and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; the outcome of the Nasdaq hearings panel process; market conditions, regulatory changes, operational challenges; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on June 9, 2025, and in subsequent filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Contact:

Investor Relations: ir@alliedgaming.gg

Source: All In FutureTech Alliance, Inc.

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